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                                                                   EXHIBIT 10.13


                             CONSULTING AGREEMENT


1.  Parties

         1.1. This consulting agreement (this "Agreement") is made and entered into effective as of April 1, 1999 (the "Effective Date") by and between Mobile PET Systems, Inc. (the "Company"), a Delaware corporation, with its principal office located at suite 205, 2240 Shelter Island Drive, San Diego, California 92106, and Thomas G. Brown (the "Consultant"), a California resident, whose address is Suite 500, 19800 MacArthur Boulevard, Newport Beach, California 92612.

2.  Recitals

         2.1. The Company wishes to engage the services of the Consultant as an independent contractor to perform the functions of chief financial officer of the Company, and the Consultant wishes to except this engagement, on the terms and subject to the conditions set forth in this Agreement.

         2.2. In consideration of these premises and the mutual agreements set forth below, the Company and the Consultant are entering into this Agreement.

3.  Engagement

         3.1. ENGAGEMENT. The Company hereby engages the services of the Consultant, as an independent contractor, to perform the functions of the Company's chief financial officer for the term set forth in paragraph 3.2 below, and the Consultant hereby accepts this engagement.

         3.2. TERM. The term of this engagement shall be for the two year period beginning on April 1, 1999, and ending on March 31, 2001 (the "Term"), unless sooner terminated as provided in paragraph 7.1 below.

         3.2. RELATIONSHIP. The relationship between the Company and the Consultant created by this Agreement is that of independent contractors, and the Consultant is not and shall not be deemed to be an employee of the Company for any purpose.

         3.4. SERVICES. The services that the Consultant shall render to the Company under this Agreement (the "Services") are and shall be limited to those functions customarily performed by the chief financial officer of a company of substantially the same size and in the same or similar business as the Company. The Services do not include the functions of comptroller or treasurer.

         3.5. TIME; NON-EXCLUSIVE. The Consultant shall devote as much time to the performance of the Services as is reasonably necessary, which shall not exceed (i) the Consultant being present at the Company's principal office approximately two to three days per week (one of which shall include meetings of the Company's board of directors) that the Consultant shall select, and
(ii) the Consultant being available at other reasonable and mutually agreeable times, as may be needed, for


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consultation with the Company's chief executive officer. The Consultant is not required to devote any fixed number of hours or days to the performance of the Services. The Company recognizes that the Consultant has and will continue to have other clients and business, and agrees that this engagement is non-exclusive.

         3.6. SUPPORT STAFF. The Company shall provide the Consultant with reasonable support staff at the Company's principal office for the performance of the Services, including an office and non-exclusive secretarial services.

4.  Compensation and Expenses.

         4.1. MONTHLY CASH COMPENSATION. The Company shall pay the Consultant for the Services under this Agreement the sum of $7,500 per month during the Term, in advance on the first day of each month beginning April 1, 1999.

         4.2. STOCK GRANT. Contemporaneously with the execution of this Agreement, the Company shall issue and deliver to the Consultant 100,000 shares of the Company's common stock (the "Grant Shares"). The Consultant's right to these shares shall be fully earned in consideration of his execution of this Agreement, and shall vest on December 31, 1999. The Grant Shares shall be unrestricted securities, or if they are restricted securities, then by August 1, 1999, the Company shall have either (i) filed and caused a registration statement under the Securities Act of 1933 covering the Grant Shares to become effctive, or (ii) exchanged the restricted Grant Shares for unrestricted shares of the Company's common stock.

         4.3. STOCK OPTION. Contemporaneously with the execution of this Agreement, the Company shall execute and deliver to the Consultant a written option (the "Option"), in the form of Exhibit A to this Agreement (with appropriate insertions), to purchase 250,000 additional shares of the Company's common stock (the "Option Shares"), at a price per share equal to the average closing bid price of the Company's common stock quoted by Nasdaq on its OTC Bulletin Board for the 5 trading days immediately preceding the Effective Date. The Option shall be for a term of three years from the Effective Date.

         4.4. OFFSET; WITHHOLDING; TAXES. The Company shall pay the cash compensation to the Consultant provided in paragraph 4.1 above, and shall issue and deliver the Grant Shares the Option and the Option Shares to the consultant, all without offset, deduction or withholding of any kind or for any purpose. The Consultant shall pay any federal, state and local income, social security, Medicare, and similar governmental taxes payable by him with respect to the compensation paid to him, by the Company pursuant to paragraphs 4.1, 4.2 and 4.3 of this Agreement, and shall indemnify the Company against and hold it harmless from any such taxes.

       4.5. EXPENSES. The Company shall pay, or shall promptly reimburse the Consultant to the extent that he pays, all of the Consultant's expenses reasonably incurred in his performance of the Services, including (by way of example and not limitation) travel, lodging, meals, entertainment, telephone, courier and delivery costs and charges. The Consultant shall submit statements to the Company, in reasonable detail, for expenses for which he claims reimbursement.


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5.  Representations, Warranties and Covenants:

         5.1. The Company represents and warrants to and covenants with the Consultant that:

              (a) INCORPORATION, GOOD STANDING, AND DUE QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own its assets and to transact the business in which it is now engaged and proposes to be engaged in; and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.

              (b) CORPORATE POWER AND AUTHORITY. The execution, delivery and performance by the Company of this Agreement, including the issuance of the Grant Shares and the Option, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Company's shareholders; (ii) contravene the Company's charter or bylaws; (iii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Company; (iv) result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party.

              (c) LEGALLY ENFORCEABLE AGREEMENT. This Agreement is, and the Option, when delivered under this Agreement will be, legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

              (d) THE SHARES. The Grant Shares are duly and validly issued, fully paid and nonassessable. The Option Shares will be duly and validly issued, and upon the payment of the purchase price therefore will be fully paid and nonassessable.

              (e) FINANCIAL STATEMENTS. The Company's financial statements for its most recent two fiscal years, and from the end of its most recent fiscal year to date, are true, accurate and complete in all material respects, and have been prepared in accordance with generally accepted accounting principles.

              (f) COMPLIANCE WITH SECURITIES LAWS. All of the Company's outstanding common stock, any outstanding rights, options, warrants and agreements to acquire common stock of the Company, and any securities issued by the Company that are convertible into common stock of the Company, have been issued in material compliance with all applicable federal and state securities laws and regulations. The Company has not committed a material violation of any federal or state securities laws or regulations applicable to it or to the issuance of any of its securities or to trading or other transactions in any of its securities.


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6.  Conditions Precedent.

         6.1. The Consultant's obligation to perform this Agreement is subject to the conditions precedent that the Company shall have issued and delivered the Grant Shares and the Option to the Consultant.

7. Termination.

         7.1. This Agreement may be terminated prior to the expiration of the Term by either party:

              (a) By giving the other not less than 60 days' prior notice of its election to do so; or

              (b) By giving the other party written notice of its election to do so, if any representation or warranty of the other party contained in this Agreement is materially inaccurate as of the Effective Date, or if the other party (i) has breached any warranty, covenant or other provision of this Agreement in any material respect; or (ii) has committed an unlawful act or gross negligence or wilful misconduct in the performance of this Agreement.

         7.2. The Option, and the Consultant's right to exercise the same, shall survive the termination of this Agreement.

8. General Provisions.

         8.1. ENTIRE AGREEMENT; MODIFICATION; WAIVERS. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. There are no agreements, understandings or arrangements of the parties with respect to the subject matter of this Agreement that are not contained herein. This Agreement shall not be modified except by an instrument in writing signed by the parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision.

         8.2. NOTICES. All notices given under this Agreement shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received, or (ii) if given by facsimile transmittal on the date given if transmitted before 5:00 p.m. the recipient's time, otherwise it is effective the next day, or (iii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or Network Couriers):

        IF TO THE COMPANY:                       IF TO THE CONSULTANT:
        Mobile PET Systems, Inc.                 Mr. Thomas G. Brown
        2240 Shelter Island Drive Suite 205      Suite 500
        San Diego, California 92106              19800 MacArthur Boulevard
        Attention: Mr. Paul Crowe                Newport Beach, California 92612
          President and CEO                      Facsimile: (949) 362-8477
        Facsimile No. 619 226 3540


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         8.3. INDEMNIFICATION. The Company, for itself and its shareholders, directors, officers, employees, agents, affiliates, predecessors and successors in interest (collectively, the "Indemnifying Parties"), hereby agrees to indemnify the Consultant and his employees, agents, affiliates, predecessors and successors in interest (collectively, the "Indemnified Parties"), and hold each of them harmless from and against, any liability, damage, claim (whether or not well-founded) and expense (including reasonable attorneys' fees), whether in tort or in contract, or both, arising out or in any way related or incidental to
(i) the acts or omissions of any Indemnifying Party, and (ii) the acts and omissions of any Indemnified Party in the performance of this Agreement, except for such Indemnified Party's gross negligence or wilful misconduct. The provisions of this paragraph 8.3 shall survive the termination of this Agreement.

         8.4. DISPUTE RESOLUTION. Any controversy or claim arising out of or relating to this Agreement (whether in contract or tort, or both) shall be determined by binding arbitration at Newport Beach, California, in accordance with the commercial arbitration rules of the American Arbitration Association, by a panel of three arbitrators, one chosen by each of the parties and the third by the two so chosen. If the two arbitrators cannot agree on a third, then the third shall be appointed in accordance with such rules. The prevailing party in any arbitration proceeding shall be awarded reasonable attorneys fees and costs of the proceeding. The arbitration award shall be final, and may be entered in and enforced by any court having jurisdiction.

       8.5. LAW GOVERNING. This Agreement shall be construed and enforced in accordance with the laws California

       8.6. BINDING EFFECT. This Agreement shall be binding on, and shall enure to the benefit of the parties and their respective successors in interest.

       8.7. CONSTRUCTION, COUNTERPARTS. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Heading are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth after their respective signatures, effective as of the Effective Date

THE COMPANY:                                THE CONSULTANT:


Mobile PET System, Inc.


By /s/ Paul Crowe                           /s/ Thomas G. Brown
   -----------------------------            -----------------------------
   Paul Crowe, President and CEO            Thomas G. Brown

Date signed      3/26/99                    Date signed      3/26/99
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